                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CAM DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               PAUL CACERES, JR.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             CAM DATA SYSTEMS, INC.
                         17520 NEWHOPE STREET, SUITE 100
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1998

To the Stockholders of CAM Data Systems, Inc.

        NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Stockholders of CAM DATA SYSTEMS, INC. (the "Company"), will be held on May 7, 1998 at 2:00 o'clock P.M. at 17520 Newhope Street, Suite 100, Fountain Valley, California 92708 (the "Annual Meeting") for the purposes described below.

     1. To elect five (5) persons to serve on the Company's Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and shall have qualified. Management proposes to nominate to the Board of Directors the following individuals:
             Geoffrey D. Knapp
             Walter W. Straub
             David Frosh
             Corley Phillips
             Fred Haney

     2. To confirm the appointment of Ernst & Young as the independent auditors of the Company.

     3. To amend the Company's 1993 Stock Option Plan.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

        Holders of a majority of the outstanding shares of the Company's Common Stock must be present, either in person or by proxy, in order for the Annual Meeting to be held. The proxy is revocable at any time and will not affect your right to vote in person if you attend the Annual Meeting. Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder or in the absence of such direction, by the persons named therein FOR the election of the three director nominees listed, FOR the approval of the confirmation of the appointment of Ernst & Young to serve as the independent auditors of the Company for the fiscal year ending September 30, 1998, and FOR the amendment to the 1993 Stock Option Plan. As to any other business which may properly come before the Annual Meeting, the proxyholders will vote in accordance with their best judgment.


By Order of the Board of Directors


/s/ GEOFFREY D. KNAPP
----------------------------------
    Geoffrey D. Knapp
    Secretary


March 10, 1998


        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, IF YOU ARE NOT ABLE TO BE PRESENT, PLEASE BE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY INDICATING YOUR VOTING INSTRUCTIONS, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                             CAM DATA SYSTEMS, INC.
                         17520 NEWHOPE STREET, SUITE 100
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                                 PROXY STATEMENT


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CAM Data Systems, Inc. (the "Company") of proxies, in the form enclosed, for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Stockholders.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

        The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

        Mailing of this proxy statement and the accompanying proxy is to commence on or about March 20, 1998.

        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On March 10, 1998, the record date for Stockholders entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, the Company's outstanding voting securities consisted of 2,008,700 shares of Common Stock, par value $.001, of which each share is entitled to one vote.

        The following table sets forth as of December 31, 1997, certain information regarding ownership of the Company's Common Stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director and executive officer of the Company who owns Common Stock and (iii) all directors and officers as a group, without naming them, showing name and address, amount and nature of shares beneficially owned and the percentage of the class owned.


                       NAME AND ADDRESS            AMOUNT & NATURE    PERCENTAGE
  TITLE OF              OF BENEFICIAL               OF BENEFICIAL         OF
   CLASS                    OWNER                   OWNERSHIP (9)     CLASS (10)
  --------            --------------------         ---------------    ----------
Common Stock          Geoffrey D. Knapp(1)           391,900 (2)         17.1%
Common Stock          Paul Caceres Jr. (1)            47,000 (3)          2.0%
Common Stock          Timothy D. Coco (1)             18,500 (4)             *
Common Stock          David Fuller (1)                25,800 (5)          1.1%
Common Stock          Walter W. Straub(1)             84,400 (6)          3.7%
Common Stock          David Frosh (1)                 91,000 (7)          4.0%
Common Stock          Corley Phillips (1)             20,500 (8)             *
Common Stock          Fred Haney (1)                  12,500 (8)             *
Common Stock          ZPR Investment Mgmt.           547,600             23.9%
Common Stock          All Directors and Officers
                      as a Group (of 8 persons)      691,600             30.2%

----------------
*  Less than 1.0%.

(1) c/o Cam Data Systems, Inc., 17520 Newhope Street, Suite 100, Fountain Valley, California 92708.

(2) Includes (i) an aggregate of 3,100 shares of Common Stock held in trust for three daughters of Mr. Geoffrey Knapp over which he has shared voting power; (ii) options to purchase an aggregate of 10,000 shares until the sooner of October 12, 1997, or twelve months after ceasing to serve as a director at a price of $2.34 per share; (iii) options to purchase an aggregate of 50,000 shares until October 20, 2003 at a price of $1.93 per share; and (iv) options to purchase an aggregate of 20,000 shares until December 16, 2006 at a price of $3.75 per share.

(3) Includes options to purchase (i) an aggregate of 15,000 shares of Common Stock until October 20, 2003, at a price of $1.75 per share; (ii) an aggregate of 30,000 shares of Common Stock until January 3, 2004 at a price of $2.13 per share; and (iii) an aggregate of 2,000 shares until December 16, 2006 at a price of $3.75 per share..

(4) Includes options to purchase (i) an aggregate of 5,000 shares of Common Stock until April 1, 2003, at a price of $3.38 per share; (ii) an aggregate of 9,400 shares of Common Stock until January 3, 2004, at a price of $2.13 per share; (iii) an aggregate of 3,100 shares of Common Stock until June 26, 2006, at a price of $4.75 per share; and (iv) an aggregate of 1,000 shares of Common Stock until December 16, 2006, at a price of $3.75 per share.

(5) Includes options to purchase an aggregate of 25,800 shares of Common Stock until March 13, 2005, at a price of $2.25 per share.

(6) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of October 19, 2003, or twelve months after ceasing to serve as a director at a price of $1.75 per share; (ii) an aggregate of 7,500 shares until the sooner of May 25, 2005, or twelve months after ceasing to serve as a director at a price of $2.375 per share; (iii) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $5.50 per share; and (iv) an aggregate of 4,400 shares until May 8, 2007, at a price of $3.38 per share.

(7) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of October 19, 2003, or twelve months after ceasing to serve as a director at a price of $1.75 per share; (ii) an aggregate of 7,500 shares until the sooner of May 25, 2005, or twelve months after ceasing to serve as a director at a price of $2.375 per share; (iii) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $5.50 per share; and (iv) an aggregate of 41,300 shares until June 10, 2006, at a price of $5.50 per share.

(8) Includes options to purchase (i) an aggregate of 5,000 shares until the sooner of September 23, 2006, or twelve months after ceasing to serve as a director at a price of $4.375 per share; and (ii) an aggregate of 7,500 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.375 per share

(9) For the purposes of the above table and the notes thereto, the Company's Common Stock shown as "beneficially owned" includes all securities which pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, may be deemed to be "beneficially owned" including, without limitation, all securities which the "beneficial owner" has the right to acquire within 60 days of the record date for the Annual Meeting, as, for example, through the exercise of any option, warrant or right, the conversion of convertible securities or pursuant to the power to revoke a trust, discretionary account or similar arrangement.

(10) The percentage of ownership of the class of voting securities in the above table has been calculated by dividing (i) the aggregate number of shares of such class actually owned by the named individual plus all shares of such class which may be deemed to be "beneficially owned," by (ii) the number of shares of such class actually outstanding plus the number of shares of such class such "beneficial owner" may be deemed to "beneficially own" assuming no other acquisitions of shares of such class through the exercise of any option, warrant or right by any other person.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                        PROPOSAL 1: ELECTION OF DIRECTORS

        A total of five directors will be elected at the Annual Meeting. Management proposes to nominate Geoffrey D. Knapp, Walter W. Straub, David Frosh, Corley Phillips, and Fred Haney for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company's Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company's Board of Directors should any nominee become unavailable to serve. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

        Information regarding the current directors and executive officers, nominees for election as directors and significant employees of the Company appears below. These statements are in each instance based on information furnished to the Company by the person concerned. Information regarding ownership of the Company's Common Stock by the directors and executive officers of the Company is set forth above under "Voting Securities and Principal Holders Thereof" contained in the preceding table.

NOMINEES

        Certain information concerning the five persons nominated at the Annual Meeting by the Board of Directors for election as directors for the ensuing year is set forth below:


      NAME                          AGE             POSITION WITH THE COMPANY
      ----                          ---             -------------------------
Geoffrey D. Knapp                   39              Chief Executive Officer,
                                                    Chairman of the Board
David Frosh                         39              President and Director
Walter W. Straub                    54              Director
Corley Phillips                     43              Director
Fred Haney                          56              Director


        Geoffrey D. Knapp, founder of the Company, has been a director and an officer of the Company since its organization in September, 1983. From 1980 to 1983, he was employed by Triad Systems Corporation as a point of sale systems salesman selling to retail hardware stores. Mr. Knapp received a bachelor's degree in Marketing from the University of Oregon in 1980.

        Walter W. Straub, has been a director of the Company since May 1989. He is also currently, and since October 1983, has been President, Chief Executive and a director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer related security products. Mr. Straub received a bachelor's degree in Electrical Engineering in 1965 and a master's degree in Finance in 1970 from Drexel University.

        David A. Frosh joined the Company as President in June 1996. Mr. Frosh has been a member of the board of directors in August 1991. From June 1990 to June 1996, Mr. Frosh was employed as a sales executive for the national accounts division of Automatic Data Processing (ADP). ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as director of marketing for Optima Retail Systems, a privately held company which manufactured and marketed inventory control systems for the retail apparel industry. From July 1980 to June 1988, Mr. Frosh held several marketing and management positions including national accounts manager for the Los Angeles division of Savin Corporation, a marketer of office copier and facsimile machines. Mr. Frosh received a bachelor's degree in Marketing from Central Michigan University in 1980.

        Corley Phillips joined CAM Data as a director in September 1996. Mr. Phillips is an independent investor. From 1996 to 1997, Mr. Phillips was president, CEO and a director for Telephone Response Technologies, a Roseville, California-based developer of computer technology software. From 1995 to 1996, Mr. Phillips served as vice president of marketing and product support for State of The Art, an accounting software company based in Irvine, California. From 1990 to 1994, Mr. Phillips was president and CEO of Manzanita Software Systems, a developer of Windows-based accounting software. From 1984 to 1990, Mr. Phillips was president and co-founder of Grafpoint, a developer of software for computer applications based in San Jose, California. Mr. Phillips has also held various sales and marketing positions with Envision Technology and Hewlett-Packard. Mr. Phillips holds both a bachelor's degree and a master's degree in electrical engineering from Washington University in St. Louis, Missouri, as well as a master's degree in business administration from Santa Clara University in Santa Clara, California.

         Dr. Fred M. Haney joined CAM Data as director in September 1996. Dr. Haney has been the president of Venture Management Company, Palos Verdes Estates, California, since 1991. From 1984 to 1991, he was founder and manager of 3I Ventures, California, a high technology venture capital fund. From 1980 to 1983, he performed senior management functions at TRW, and from 1968 to 1980, he held management positions at Xerox Corporation and Computer Science Corporation. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a doctorate in computer science from Carnegie-Mellon University.


STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

        During the Company's fiscal year ended September 30, 1997, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors.

        The Company has a Compensation Committee which consists of Geoffrey D. Knapp, Walter Straub, and Fred Haney. During fiscal 1997, the Compensation Committee held one meeting. The Company has an Audit Committee which consists of Walter W. Straub and Corley Phillips. The Audit Committee held one meeting during fiscal 1997. The Company has an Option Committee which consists of Walter Straub, Corley Phillips, and Fred Haney. There is no nominating committee of the Board of Directors; the Board of Directors meets as a whole to nominate individuals for election as directors.

        Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she is to be selected as a director or executive officer, respectively.


EXECUTIVE OFFICERS

        In addition to Mr. Knapp, the Company has four other executive officers, David Frosh, President, Paul Caceres Jr., Chief Financial Officer and Chief Accounting Officer, Timothy D. Coco, Vice President of Customer Service, and David Fuller, Vice President of Research and Development. The executive officers serve at the discretion of the Board of Directors.

        Paul Caceres, Jr. has been the Chief Financial Officer and Chief Accounting Officer of the Company since September, 1987. From 1982 to 1987, Mr. Caceres was employed by Arthur Young & Company (a public accounting firm), the predecessor to Ernst & Young, as an Audit Manager. He received a bachelor's degree in Business Administration from the University of Southern California in 1982.

        Timothy D. Coco has been the Vice President of Customer Service since January 1994. From 1990 to 1993, Mr. Coco served as sales manager for Lindy Office products, a company that sells office supplies, office furniture and printing services to small and medium size businesses. From 1989 to 1990, Mr. Coco served as a sales trainer and management consultant for IDK Group Inc., a company that provides sales training, management consulting, and employee development related services to the micro computer industry. From 1984 to 1989, Mr. Coco was the President of his own Company called Quality Automation Systems
(QAS). QAS developed and marketed turn key computerized distribution management, point of sale, and accounting systems to the office supply industry. Mr.
Coco sold this company in 1989.

        David Fuller has been the Vice President of Research and Development since April 1995. From 1988 to 1995, Mr. Fuller was the sole proprietor of Retail Software Innovators, a company that provided point of sale software, programming services, and technical support to small and medium size retailers. From 1982 to 1988, Mr. Fuller was the Vice President of Research and Development for Retail Solutions Inc., a company that provided point of sale software, programming services, and technical support to small and medium size retailers.

FAMILY RELATIONSHIPS

        There are no family relationships between any director and/or executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        During the fiscal year ended September 30, 1997, the Company granted non-qualified options to certain employees and directors to purchase an aggregate of 369,400 shares of Common Stock of the Company, at prices ranging from $2.62 to $3.75 per share, which expire ten years from the date of grant. In June 1997, the Company sold land and building to an officer of the Company at book value. The Company entered into a lease agreement with the officer of the Company to lease the building for a term of ten years, at current fair market value rates. See the Options Granted in Fiscal Years 1997 and Aggregate Option Exercises and Fiscal Year End Option Values tables below, together with the description of the Company's 1993 Stock Option Plan, as proposed to be amended at the Annual Meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following summary compensation table sets forth, as of the date hereof, information concerning cash compensation, bonuses and deferred compensation paid by the Company for services rendered to the Company during the fiscal year ended September 30, 1997, and the prior two fiscal years, to the Company's Chief Executive Officer, and the executive officers whose total compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                          ANNUAL                                LONG TERM
                       COMPENSATION                            COMPENSATION
                      --------------                           -------------
NAME AND                                             OTHER                        (2)
PRINCIPAL                     (1)                    ANNUAL      NUMBER OF     ALL OTHER
POSITION              YEAR   SALARY      BONUS    COMPENSATION    OPTIONS     COMPENSATION
---------             ----  --------    -------   ------------   ---------    ------------
Geoffrey Knapp
Chairman of           1997  $200,700         --          --        20,000        $7,500
  the Board           1996  $194,600    $54,300          --            --        $7,800
  and CEO             1995  $164,500    $31,400          --            --        $7,300

Paul Caceres Jr.
Chief Financial       1997  $127,700         --          --        10,000        $4,900
  Officer             1996  $123,300    $34,500          --            --        $7,200
                      1995  $103,800    $20,000          --            --        $4,400

David Frosh
President             1997  $127,500         --          --         4,400            --

Timothy Coco
Vice President of     1997  $100,000         --          --         5,000            --
  Customer Service    1996   $92,400    $27,700          --            --            --
                      1995   $84,000    $16,800          --            --            --

-----------------

(1) Bonuses paid to the Named executives are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(2) All other compensation consists of interest on employee notes payable to the Company and the amortization of the notes, that was declared compensation during the year.

                        OPTION GRANTS IN FISCAL YEAR 1997
                                INDIVIDUAL GRANTS

                   (1)                                           Potential Realizable
                Number of                                          Value at Assumed
                Securities   % of Total       (2)                  Annual Rates of
                Underlying    Options      Exercise                Stock Price
                 Options     Granted to    or Base               Appreciation for
                 Granted     Employees      Price   Expiration      Option Term
Name               (#)        in 1997      ($/Sh)     Date         5%($)      10%($)
-----------------------------------------------------------------------------------------------------
Geoffrey Knapp   20,000         5%           3.75    12/16/06     47,200     119,500
Paul Caceres Jr. 10,000         2%           3.75    12/16/06     23,600      59,800
David Frosh       4,400         1%           3.75    12/16/06     10,400      26,300
Timothy Coco      5,000         1%           3.75    12/16/06     11,800      29,900

---------------
(1) Options granted in fiscal year 1997 vest over a four-year period. (2) The exercise price was equal to the market price on the date of grant.


          AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                              VALUE OF
                                              NUMBER OF      UNEXERCISED
                                             UNEXERCISED     IN-THE-MONEY
                                               OPTIONS         OPTIONS
                     SHARES                  AT SEPT. 30,    AT SEPT. 30,
                    ACQUIRED                     1997            1997
                       ON         VALUE(1)   EXERCISABLE/    EXERCISABLE/
NAME                EXERCISE      REALIZED  UNEXERCISABLE    UNEXERCISABLE
----                --------      --------  -------------    -------------
Geoffrey Knapp          --         $ --       60,000/--       $52,600/$--
Paul Caceres Jr.        --         $ --       45,000/--       $39,400/$--
David Frosh             --         $ --       15,000/--       $12,200/$--
Timothy Coco            --         $ --        9,400/600      $ 7,000/$500

---------------
(1) Market value of the underlying securities at the exercise date minus the exercise price of the options.

(2) Calculated based on the closing bid price for a share of the Company's common stock as reported by NASDAQ on September 30, 1997, which was $2.875.

                        REPORT OF COMPENSATION COMMITTEE

     The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. The Report shall not be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement.

TO:  THE BOARD OF DIRECTORS

     As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company's management, evaluate the performance of management and administer the Company's various incentive plans. This Committee has reviewed in detail the Compensation of the Company's five executive officers. In the opinion of the Committee, the compensation of the five executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company' performance.

     In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.

     Management compensation is comprised of 75% to 80% of fixed salary, and 20% to 25% variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales and net income of the Company. These performance factors were not met in fiscal 1997, and no bonuses were paid.

     The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 1997, the compensation for the Chief Executive Officer was comparable to other Chief Executive Officers of middle market companies in related industries.

     Mr. Knapp, a member of the Committee, is also an executive officer of the Company. However, Mr. Knapp abstained from any considerations with respect to any decision directly affecting his compensation.


Compensation Committee


Walter Straub, Fred Haney, and Geoffrey D. Knapp


March 10, 1998

                                PERFORMANCE GRAPH

     The following graph shows the performance of the Company's stock for the last five fiscal years in relation to the Total Return Index for The NASDAQ Stock Market (US Companies) and also compared to the NASDAQ Retail Trade Stocks Total Return Index.

    9/30/92   9/30/93   9/30/94   9/30/95   9/30/96   9/30/97

        100  130.9801  132.0573  182.4069  216.4498  297.1395

        100  112.9352  110.8119  122.1838  146.4473  167.6461

        100       250       200     362.5     462.5     287.5

     This stock price data is prepared from data generated under the assumption of dividend reinvestment.

THE STOCK PRICE PERFORMANCE GRAPH IS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

COMPENSATION OF DIRECTORS.

     In May 1997, the Company granted options to purchase 7,500 shares of Common Stock to each outside director, as compensation for serving as such, and these options were issued at the current market price of $3.375 per share. These options were granted under the terms and conditions of the Company's 1993 Stock Option Plan.

     In addition, directors who are not also executive officers of the Company are entitled to an expense reimbursement for attending meetings of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Management believes all such individuals were in compliance with Section 16(a) at September 30, 1997, except as noted below. These reports were subsequently filed.

     The following table sets forth the individuals who met the requirements of
Section 16(a) during the year ended September 30, 1997 and were filed late:


                                    NO. OF          NO. OF
                     NO. OF      TRANSACTIONS       REPORTS
NAME              LATE REPORTS  ON LATE REPORTS    NOT FILED
----              ------------  ---------------    ---------
Fred Haney            1              1                --
Corley Phillips       1              1                --

1993 STOCK OPTION PLAN

     In April 1993, the stockholders of the Company approved the Company's 1993 Stock Option Plan (the "1993 Plan") under which non-statutory options may be granted to key employees and individuals who provide services to the Company, at a price not less than the fair market value at the date of grant, and expire ten years from the date of grant. The options are exercisable based on vesting periods as determined by the Board of Directors. The Plan allows for the issuance of an aggregate of 900,000 shares of the Company's common stock. The Plan has a term of ten years. As of December 31, 1997, options to purchase a total of 835,000 shares had been granted and were outstanding under the 1993 Plan. See proposed amendment to 1993 Stock Option Plan in Proposal 3 of this proxy.

401-K PLAN

     In July 1991, the Company adopted a contributory profit- sharing plan under
Section 401(k) of the Internal Revenue Code, which covers substantially all employees. Under the plan, eligible employees are able to contribute up to 15% of their compensation. The Company's contributions are at the discretion of the board of directors. The Company contribution for the fiscal year ended September 30, 1997, totaled $15,000.

                  PROPOSAL 2: SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the Stockholders approve the selection of Ernst & Young as independent auditors for the Company for the 1998 fiscal year. Ernst & Young is the successor firm of Arthur Young & Company which has been the independent auditors for the Company since 1987, and their reappointment has been recommended by the Board of Directors. Representatives of Ernst & Young are not expected to be present at the Annual Meeting.

     Approval by the stockholders of the proposed selection requires a majority vote of the shares of Common Stock at the Annual Meeting. In the event such approval is not obtained, the Board of Directors will select alternative independent auditors.

                 PROPOSAL 3: AMENDMENT TO 1993 STOCK OPTION PLAN

     To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan to increase from 900,000 to 1,200,000 the number of shares of the Company's Common stock for which options may be granted to directors, officers and employees of , and consultants to, the Company.

                 APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

Description of the Plan

     Under the Company's existing 1993 Plan as currently in effect, only 65,000 shares of Common Stock remain available for the grant of options. See "Compensation of Executive Officers and Directors; 1993 Stock Option Plan". The Company's Board of Directors believes it to be in the best interests of the Company and its stockholders to increase the number the number of shares available for the grant of options to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant options to non-employee directors, consultants, major vendors and others expected to provide significant services to the Company. Accordingly, on January 22, 1998, the Company's Board of Directors unanimously approved an amendment to the 1993 Plan to increase by 300,000 the number of shares of the Company's Common Stock available for the grant of options thereunder, and directed that this amendment to the 1993 Plan be submitted to the Company's stockholders at the Annual Meeting for their approval.

     Subject to typical anti-dilution provisions for stock splits, stock dividends, and the like, the 1993 Plan, as amended, would authorize the grant of options to purchase an aggregate of up to 1,200,000 shares of the Company's Common Stock. As of January 28, 1998, the aggregate market value of these 1,200,000 shares of Common Stock was 2.7 million dollars, based upon the closing sale price of the Common Stock on that date as reported by NASDAQ. If an option granted under the 1993 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1993 Plan. Options granted under the 1993 Plan will be exclusively "Nonstatutory Options" that will not qualify as "incentive stock options" under Section 422A of the Internal Revenue Service Code of 1986 ("Incentive Stock Options"). The 1993 Plan will terminate on April 15, 2003, and no options may be granted under the 1993 Plan thereafter. As of the date of this Proxy Statement, options to purchase an aggregate of 835,000 shares have been granted and remain outstanding under the 1993 Plan.

     The 1993 Plan is be administered by a the Board of Directors, or by a committee consisting of at least two members of the Board of Directors who have been appointed by the Board (the "Committee"). The Board or the Committee, as the case may be, has the authority to select the persons to receive options granted under the 1993 Plan, the extent of their participation, and the terms and conditions of each option, subject to certain limitations set forth in the 1993 Plan. Full and part time employees, officers, non-employee directors, consultants, major vendors, and others expected to provide significant services to the Company may be granted Nonstatutory Options under the 1993 Plan. The Company presently employs approximately 145 persons on a full-time basis, all of whom except for the members of the Committee, if there be one, are eligible for the selection as participants in the 1993 Plan. Each member of the Option Committee shall automatically receive an option for 7,500 shares of Common Stock of the Company at a price equal to the fair market value on each one year anniversary date of his service as a member of the Option Committee, provided he is a member of the Option Committee at such anniversary date.

     Options granted under the 1993 Plan will become exercisable in accordance with the terms of the grant made by the Board of the Committee, as set forth in a written stock option agreement to be entered into by all participants receiving options granted under the 1993 Plan. The Board or the Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option is granted, when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. While the 1993 Plan does not limit the number of shares as to which options may be granted to any one participant (including executive officers and directors of the Company), it does provide that no employee may be granted Stock Options which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to stock options granted under any other plan of the Company which also become exercisable in such calendar year.

     The Board or Committee may in its discretion also include in a stock option agreement a provision making the exercise price of any option granted under the 1993 Plan payable in full (i ) by cash, by cancellation of indebtedness owed by the Company to Optionee, or by any combination of the foregoing, or (ii) by a full recourse promissory note executed by the optionee. If payment is made by means of a promissory note, the shares purchased generally would be held in pledge to secure payment of the note. Unless and until the purchaser defaulted under the promissory note or governing instruments, the shares so pledged would remain registered in the name of the purchaser, and the purchaser would be entitled to vote the shares and to receive all dividends and any other amounts accruing as a result of his or her ownership of such shares.

     If an optionee's employment is terminated other than for cause (as defined in each option agreement). The employee will have the right to exercise his option to the extent then exercisable, at any time within a three (3) month period thereafter, to the extent he was entitled to exercise the option prior thereto. If an optionee dies while still employed, or within the period of time within twelve (12) months thereafter by his estate of by the person or persons to whom his rights under the option passed by will or the laws of descent or distribution, but only to the extent such which options may be exercised. Options granted under the 1993 Plan will not be transferable except by will and the laws of descent and distribution. During the life of the person to whom the option is granted, that person alone may exercise it.

     Within the limits of the 1993 Plan, the Board or Committee may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new options in substitution therefor. However, no modification of any option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

     For employees holding more than ten percent (10%) of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1993 Plan cannot be less than 110% of the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. The fair market value per share will generally be the closing bid quotation for a share of the Company's Common Stock on the date an option is or was granted under the 1993 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Committee, including without limitation the book value of the shares on such date and the earnings of the Company.

     The Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1993 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1993 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1993 Plan without stockholder approval.

     In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction which the company is not the surviving corporation, the date of exercisability of each option outstanding under the 1993 Plan will be accelerated to date prior to such transaction unless provision is made in connection with such transaction for the option or substitution of new options with appropriate adjustments by the surviving corporation.

     The foregoing description of the 1993 Plan is only a summary of the principle terms of the 1993 Plan, does not purport to be complete, and reference is made to the 1993 Plan which sets forth in detail all of the terms and conditions upon which option scan be granted thereunder. A complete copy of the 1993 Plan, as amended, will be provided without charge, upon written request, to any stockholder to whom this Notice of Annual Meeting and Proxy Statement is being sent, addressed to Corporate Secretary, CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708.

Federal Income Tax Consequences

     At the time of the grant of an option under the 1993 Plan, the optionee will recognize no taxable income, and the Company will not be entitled to a deduction, as long as such options are not actively traded on an established market and their fair market value cannot otherwise be measured with reasonable accuracy. However, upon the exercise of a Nonstatutory Option the optionee will recognize taxable income in the amount by which the then fair market value of the shares of the Company's Common Stock acquired upon exercise exceeds the aggregate exercise price therefor, with the Company being entitled to a compensation deduction for federal income tax purposes in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Persons that may be subject to the application of the provisions of Section 16(b) are subject to certain additional rules.

     Upon subsequent disposition of shares of Common Stock acquired upon exercise of a Nonstatutory Option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the basis for the shares (the basis being equal to the sum of the price paid for the shares upon exercise and the amount of ordinary income recognized on account thereof), provided that the shares were held as a capital asset. Any capital gain or loss to the optionee will be characterized as long or short term, depending upon whether the holding period for long-term capital gain treatment has been met.

Recommendation

     The Company's Board of Directors has unanimously recommended that the Company's stockholders vote FOR approval of the amendment to the 1993 Plan. Approval of the amendment to the 1993 Plan by the Company's stockholders will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote. As of the record date for the Annual Meeting, the company's management and nominees for election to the Board at the Annual Meeting, owned or had voting control over aggregate of 409,000 shares, or approximately 20% of the outstanding shares, of the Company's Common Stock. Each of these individual s has indicated his respective shares in favor of the 1993 Plan. Accordingly approval of the 1993 Plan by the stockholders of the Company will require the affirmative vote of 616,000 additional shares of Common Stock.

     OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein which are to be brought before the 1998 Annual Meeting of Stockholders. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     ANNUAL REPORTS

     The Company's 1997 Annual Report to Stockholders, which includes audited financial statements for the Company's fiscal year ended September 30, 1997, has been or is concurrently with this proxy statement being mailed to stockholders of record on March 10, 1998. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Data Systems, Inc., 17520 Newhope Street, Suite 100, Fountain Valley, California 92708, Attention: Finance department.

     SUBMISSION OF STOCKHOLDERS PROPOSALS

     Stockholders of the Corporation wishing to include proposals to be put before the stockholders at the Annual Meeting of Stockholders of the Company to be held in 1999, must submit the same in writing so as to be received at the executive offices of the Company on or before December 1, 1998. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders' proposals.

     NOTICE TO BANKS, BROKERS/DEALERS
     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company, at 17520 Newhope Street, Suite 100, Fountain Valley, California 92708, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares.


BY ORDER OF THE BOARD OF DIRECTORS:


/s/ GEOFFREY D. KNAPP
-------------------------------
    Geoffrey D. Knapp
    Secretary


Dated:  Fountain Valley, California
        March 10, 1998

                             CAM DATA SYSTEMS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 7, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Cam Data Systems, Inc. (the "Company") hereby appoints Geoffrey D. Knapp, the Secretary of the Company, or failing him Paul Caceres, Jr., the Chief Financial Officer of the Company, or instead of either of the foregoing, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on May 7, 1998 at 2:00 P.M., Pacific Standard Time, and at any adjournments thereof, to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated on the reverse side hereof.

                                SEE REVERSE SIDE

        Please mark your
A  [X]  votes as in this
        example

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES"
                       IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

                      FOR            WITHHELD
1. ELECTION
   OF                 [ ]              [ ]         NOMINEES: Geoffrey D. Knapp
   DIRECTORS                                                 Walter W. Straub
                                                             David Frosh
                                                             Corley Phillips
                                                             Fred Haney

Withheld for the following only. (Write the name of the nominee(s) in the space below)

--------------------------------------------------------------------------------
                                                      FOR     AGAINST   ABSTAIN
2.  PROPOSAL TO APPROVE THE APPOINTMENT OF            [ ]       [ ]       [ ]
    ERNST & YOUNG AS INDEPENDENT AUDITORS
    OF THE COMPANY (SEE NOTE).

3.  PROPOSAL TO AMEND THE COMPANY'S 1993              [ ]       [ ]       [ ]
    STOCK OPTION PLAN (SEE NOTE).

NOTE: In the event that no specifications has been made with respect to any manner in which the named proxy nominees are required to vote on any matter, this proxy nominees are instructed to vote the shares represented by this proxy for any matter.

If there are amendments or variations to the matters proposed at the meeting, or at any adjournment or adjournments thereof, or if any other business property comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attn: Proxy Dept.

SIGNATURE                   DATE        SIGNATURE                   DATE
         -----------------      ------            -----------------      ------
                                               SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.